UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 19, 2010

RELIANCE STEEL & ALUMINUM CO.

(Exact Name of Registrant as Specified in Its Charter)

California	001-13122	95-1142616
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 S. Grand Ave., Suite 5100 Los Angeles, CA 90071
(Address of Principal Executive Offices)

(213) 687-7700

(Registrant’s telephone number, including area code)

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of Reliance Steel & Aluminum Co. (the “Company”) was held on May 19, 2010, at 10:00 a.m., California time, at The Omni Hotel, 251 South Olive Street, Los Angeles, California 90012. The following is a brief description of matters voted upon at the meeting:

Proposal 1 – Election of Directors

The Company’s shareholders elected the four persons nominated by the Board of Directors as directors for a two-year term as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
David H. Hannah	60,408,657	1,942,511	3,799,457
Mark V. Kaminski	61,270,370	1,080,798	3,799,457
Gregg J. Mollins	60,966,580	1,384,588	3,799,457
Andrew G. Sharkey III	61,316,475	1,034,693	3,799,457

Each of the above directors shall serve for a term of two years and until their successors have been duly elected and qualified.

Proposal 2 – Elect Each Director Annually

The Company’s shareholders approved a shareholder proposal recommending that each director be elected annually as follows:

Votes For	Votes Against	Abstained	Broker Non-Votes
43,585,469	18,650,536	115,163	3,799,457

Proposal 3 – Ratification of Company’s Independent Auditors

The Audit Committee selected KPMG LLP as the independent registered public accounting firm to perform the annual audit of the 2010 consolidated financial statements of the Company and its subsidiaries. The Company’s shareholders ratified the selection of KPMG LLP as follows:

Votes For	Votes Against	Abstained	Broker Non-Votes
65,635,626	477,442	37,557	NA

Proposal 4 – Other Matters

No other matters were brought before the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RELIANCE STEEL & ALUMINUM CO.

Dated: May 24, 2010	By:	/s/ Kay Rustand
Kay Rustand
Vice President, General Counsel and Secretary

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